UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 06, 2015

ARMCO METALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 S Amphlett Blvd #230, CA	94402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 212-7630

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

On November 06, 2015 Armco Metals Holdings, Inc. held its 2015 annual meeting of stockholders in accordance with a definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 25, 2015. At the meeting, the four proposals presented to our stockholders were:

●	the election of Messrs. Kexuan Yao, Kam Ping Chan, William Thomson and Weiping Shen as directors, and

●	the ratification of MaloneBailey, LLP as independent registered public accounting firm, and

●	the approval of the fourth amendment to our Amended and Restated 2009 Stock Incentive Plan to increase the number of shares of our common stock authorized for issuance under the plan, and

●	the approval of the issuance of in excess of 19.99% of our outstanding common stock upon the possible conversion of an outstanding loan;

The final results of the voting on each matter submitted to the stockholders at the annual meeting are set forth below.

Proposal 1:	THE ELECTION OF MESSRS. KEXUAN YAO, KAM PING CHAN, WILLIAM THOMSON AND WEIPING SHEN AS DIRECTORS

Number of Votes
	Votes “For”	Votes “Against”	"Abstain"	Broker Non-Votes
Kexuan Yao	3,043,918	78,943	117,741	2,860,805
Kam Ping Chan	3,019,652	102,779	118,171	2,860,805
William Thomson	3,020,152	102,279	118,171	2,860,805
Weiping Shen	3,019,666	102,765	118,171	2,860,805

Proposal 2:	THE RATIFICATION OF MALONEBAILEY, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Number of Votes
Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
5,388,023	85,622	627,762	0

Proposal 3:	THE APPROVAL OF THE FOURTH AMENDMENT TO ARMCO’S AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF OUR COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN

Number of Votes
Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
2,999,042	154,097	87,463	2,860,805

Proposal 4:	THE APPROVAL OF THE ISSUANCE OF IN EXCESS OF 19.99% OF OUR OUTSTANDING COMMON STOCK UPON THE POSSIBLE CONVERSION OF AN OUTSTANDING LOAN

Number of Votes

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
3,065,588	87,543,	87,471	2,860,805

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMCO METALS HOLDINGS, INC.

Date: November 12, 2015	By:/s/ Kexuan Yao
Kexuan Yao, CEO and Chairman of the Board

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